EXHIBIT 14

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-9178; 333-9828; 333-9830; and 333-9832) of Carlisle Holdings Limited of our report dated June 30, 2004 relating to the consolidated financial statements of Carlisle Holdings Limited which appears in the Annual Report on Form 20-F of Carlisle Holdings Limited for the year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

June 30, 2004